EXHIBIT 99.1

Yelp Delivers Record Net Revenue in 2025
Accelerating Investment in AI Transformation

2025 Net Revenue reached a record of $1.46 billion
2025 Net Income up 10% to $146 million
2025 Adjusted EBITDA increased 3% to $369 million1
Expects 2026 Net Revenue in the range of $1.455 billion to $1.475 billion and Adjusted EBITDA2 in the range of $310 million to $330 million
Announces agreement with OpenAI

SAN FRANCISCO--(BUSINESS WIRE)--Feb. 12, 2026--Yelp Inc. (NYSE: YELP), the company that connects people with great local businesses, today posted its financial results for the fourth quarter and full year ended Dec. 31, 2025 in the Shareholder Letter available on its Investor Relations website at yelp-ir.com.

“Yelp delivered record net revenue and strong profitability in 2025, driven by growth in Services and product innovation, with more than 55 new features and updates introduced in the year,” said Jeremy Stoppelman, Yelp's co-founder and chief executive officer. “Looking ahead, we are making Yelp more conversational and action-oriented for consumers, while helping businesses grow and operate more efficiently with new AI tools, underscored by our recent acquisition of Hatch. We are also extending the reach of our trusted content to power local discovery across the AI ecosystem, and we recently signed an agreement with OpenAI. We enter 2026 focused on driving growth by investing in our AI transformation.”

“Our 2025 results reflect both disciplined execution and the margin potential of our product-led strategy,” said David Schwarzbach, Yelp's chief financial officer. “Net income increased 10% year over year to $146 million, representing a 10% net income margin, and earnings per share grew 19% to $2.24. Services advertising revenue continued to drive overall growth, increasing 8% year over year to a record $948 million, amid a challenging environment for local businesses, particularly in restaurants, retail and other categories. Other revenue also accelerated significantly, up 17% year over year, driven by growth in transactions, SaaS subscriptions, and data licensing. Looking ahead, we remain committed to disciplined investment in our AI transformation to drive long-term shareholder value.”

2025 Key Business Highlights
Yelp's focus on Services and product innovation drove 2025 results:

1 See “Non-GAAP Financial Measures” for the definitions of Adjusted EBITDA and Adjusted EBITDA margin, as well as reconciliations of Adjusted EBITDA to Net income (loss) and Adjusted EBITDA margin to Net income (loss) margin, in each case the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States (“GAAP”).
2 Yelp has not reconciled its Adjusted EBITDA outlook to GAAP Net income (loss) because it does not provide an outlook for GAAP Net income (loss) due to the uncertainty and potential variability of Other income, net and Provision for (benefit from) income taxes, which are reconciling items between Adjusted EBITDA and GAAP Net income (loss). Because Yelp cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP Net income (loss). For more information regarding the non-GAAP financial measures discussed in this release, please see “Non-GAAP Financial Measures” below.

•Net revenue increased by 4% year over year to a record $1.46 billion, $2 million above the midpoint of the updated range Yelp provided in November 2025 and $13 million below the midpoint of the initial range we provided in February 2025.
•Net income increased by 10% year over year to $146 million, representing a 10% net income margin.
•Adjusted EBITDA grew by 3% year over year to $369 million, $7 million above the midpoint of the updated range the company provided in November 2025 and $17 million above the midpoint of the initial range provided in February 2025, representing a 25% adjusted EBITDA margin.1
•In Services, advertising revenue increased 8% year over year to a record $948 million.
•Advertising revenue from Restaurants, Retail & Other (“RR&O”) businesses decreased by 6% year over year to $444 million.
•With a decrease in RR&O paying advertising locations offsetting growth in Services paying advertising locations, total paying advertising locations for the year decreased by 3%, while average revenue per location reached an annual record.
•Ad clicks for the year decreased 7% from 2024, driven primarily by lower consumer demand due to economic uncertainties and, to a lesser extent, reduced spend on paid project acquisition in 2025 compared to 2024.
•Average cost per click increased 10% year over year, reflecting growth in advertiser demand in our Services categories and lower overall consumer demand.
•On the consumer side of our business, Yelp continued to grow our trusted review content through contributions from our large user base. Yelp users contributed 22 million new reviews in 2025, resulting in 330 million cumulative reviews, up 7% from the prior year.

Outlook
The company expects 2026 Net Revenue will be in the range of $1.455 billion to $1.475 billion as Yelp continues to invest in its AI transformation. The company also expects 2026 Adjusted EBITDA2 will be in the range of $310 million to $330 million.

Quarterly Conference Call
Yelp will host a live webcast today at 2 p.m. Pacific Time to discuss the fourth quarter and full year 2025 financial results and outlook for the first quarter and full year 2026. The webcast of the Q&A can be accessed on the Yelp Investor Relations website at yelp-ir.com. A replay of the webcast will be available at the same website.

About Yelp
Yelp Inc. (yelp.com) is a community-driven platform that connects people with great local businesses. Millions of people rely on Yelp for useful and trusted local business information, reviews and photos to help inform their spending decisions. As a one-stop local platform, Yelp helps consumers easily discover, connect and transact with businesses across a broad range of categories by making it easy to request a quote for a service, book a table at a restaurant, and more. Yelp was founded in San Francisco in 2004.

Yelp intends to make future announcements of material financial and other information through its Investor Relations website. Yelp will also, from time to time, disclose this information through press releases, filings with the Securities and Exchange Commission, conference calls, or webcasts, as required by applicable law.

Forward Looking Statements
This press release contains forward-looking statements relating to, among other things, Yelp’s future performance, including its expected financial results for 2026, its expectations regarding its AI transformation, changes to its product offerings and its ability to drive shareholder value over the long term, that are based on its current expectations, forecasts and assumptions that involve risks and uncertainties.

Yelp’s actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to:

•macroeconomic uncertainty — including related to labor and supply chain issues, inflation and recessionary concerns, interest rates and tariffs — and its effect on consumer behavior, user activity and advertiser spending;
•Yelp’s ability to maintain and expand its base of advertisers, particularly if advertiser turnover substantially worsens and/or consumer demand significantly degrades;
•Yelp’s ability to realize the anticipated benefits of its acquisition of Hatch;
•Yelp’s ability to drive continued growth through its strategic initiatives;
•Yelp’s ability to continue to operate effectively with a primarily remote work force and attract and retain key talent;
•Yelp’s limited operating history in an evolving industry; and
•Yelp’s ability to generate and maintain sufficient high-quality content from its users.

Factors that could cause or contribute to such differences also include, but are not limited to, those factors that could affect Yelp’s business, operating results and stock price included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Yelp’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q at yelp-ir.com or the SEC’s website at sec.gov.

Investor Relations Contact:
Joshua Willis
ir@yelp.com

Press Contact:
Amber Albrecht
press@yelp.com

YELP INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$216,062	$217,325
Short-term marketable securities	103,290	100,581
Accounts receivable, net	153,224	155,325
Prepaid expenses and other current assets	42,359	43,648
Total current assets	514,935	516,879
Property, equipment and software, net	91,685	75,669
Operating lease right-of-use assets	16,046	24,112
Goodwill	135,847	130,980
Intangibles, net	49,038	58,787
Other non-current assets	150,927	177,140
Total assets	$958,478	$983,567

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$158,789	$131,322
Operating lease liabilities — current	7,426	20,679
Deferred revenue	5,845	2,973
Total current liabilities	172,060	154,974
Operating lease liabilities — long-term	17,451	22,470
Other long-term liabilities	58,115	62,154
Total liabilities	247,626	239,598

Stockholders’ equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	2,010,948	1,903,598
Treasury stock	(999)	(3,909)
Accumulated other comprehensive loss	(7,677)	(15,431)
Accumulated deficit	(1,291,420)	(1,140,289)
Total stockholders’ equity	710,852	743,969
Total liabilities and stockholders’ equity	$958,478	$983,567

YELP INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net revenue	$359,989	$361,952	$1,464,955	$1,412,064

Costs and expenses:
Cost of revenue(1)	36,033	33,270	142,596	123,684
Sales and marketing(1)	150,471	143,263	592,107	585,978
Product development(1)	73,284	74,937	313,688	325,992
General and administrative(1)	38,464	45,487	181,951	184,958
Depreciation and amortization	12,851	11,566	50,092	40,407
Total costs and expenses	311,103	308,523	1,280,434	1,261,019
Income from operations	48,886	53,429	184,521	151,045
Other income, net	2,692	6,638	19,508	31,915
Income before income taxes	51,578	60,067	204,029	182,960
Provision for income taxes	13,782	17,847	58,429	50,110
Net income attributable to common stockholders	$37,796	$42,220	$145,600	$132,850

Net income per share attributable to common stockholders
Basic	$0.62	$0.64	$2.30	$1.97
Diluted	$0.61	$0.62	$2.24	$1.88

Weighted-average shares used to compute net income per share attributable to common stockholders
Basic	61,047	66,083	63,334	67,415
Diluted	62,018	67,989	65,090	70,611

(1) Includes stock-based compensation expense as follows:
	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Cost of revenue	$797	$1,110	$4,035	$5,209
Sales and marketing	5,939	7,531	27,925	33,436
Product development	14,856	18,436	68,718	85,510
General and administrative	7,276	7,720	33,315	34,038
Total stock-based compensation	$28,868	$34,797	$133,993	$158,193

YELP INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended December 31,
	2025	2024
Operating Activities
Net income	$145,600	$132,850
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	50,092	40,407
Provision for credit losses	43,271	45,614
Stock-based compensation	133,993	158,193
Amortization of right-of-use assets	10,398	15,094
Deferred income taxes	25,073	(24,920)
Amortization of deferred contract cost	27,943	24,854
Asset impairment	—	5,914
Write-off of website and internal use software	3,339	2,583
Other adjustments, net	(491)	(4,995)
Changes in operating assets and liabilities:
Accounts receivable	(41,872)	(51,033)
Prepaid expenses and other assets	(27,113)	(24,314)
Operating lease liabilities	(20,926)	(39,230)
Accounts payable, accrued liabilities and other liabilities	22,722	4,798
Net cash provided by operating activities	372,029	285,815

Investing Activities
Purchases of marketable securities — available-for-sale	(80,245)	(94,304)
Sales and maturities of marketable securities — available-for-sale	78,530	123,094
Purchases of other investments	(700)	(2,500)
Maturities of other investments	5,000	—
Acquisition, net of cash received	—	(66,199)
Purchases of property, equipment and software	(48,353)	(37,347)
Other investing activities	114	(10)
Net cash used in investing activities	(45,654)	(77,266)

Financing Activities
Proceeds from issuance of common stock for employee stock-based plans	19,665	20,790
Taxes paid related to the net share settlement of equity awards	(56,889)	(73,411)
Repurchases of common stock	(290,949)	(250,899)
Excise tax paid on net stock repurchases	(1,218)	(282)
Payment of issuance costs for credit facility	(656)	—
Net cash used in financing activities	(330,047)	(303,802)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,279	(1,067)

Change in cash, cash equivalents and restricted cash	(1,393)	(96,320)
Cash, cash equivalents and restricted cash — Beginning of period	217,682	314,002
Cash, cash equivalents and restricted cash — End of period	$216,289	$217,682

Non-GAAP Financial Measures

This press release and statements made during the above referenced webcast may include information relating to Adjusted EBITDA, Adjusted EBITDA margin and Free cash flow, each of which the Securities and Exchange Commission has defined as a “non-GAAP financial measure.”

We define Adjusted EBITDA as net income (loss), adjusted to exclude: provision for (benefit from) income taxes; other income, net; depreciation and amortization; stock-based compensation expense; and, in certain periods, certain other income and expense items, such as, asset impairment charges, expenses related to acquired indemnification obligations, acquisition and integration costs and fees related to shareholder activism, or other costs that that we deem not to be indicative of our ongoing operating performance. We define Adjusted EBITDA margin as Adjusted EBITDA divided by net revenue. We define Free cash flow as net cash provided by (used in) operating activities, less cash used for purchases of property, equipment and software.

Adjusted EBITDA and Free cash flow, which are not prepared under any comprehensive set of accounting rules or principles, have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of Yelp’s financial results as reported in accordance with generally accepted accounting principles in the United States (“GAAP”). In particular, Adjusted EBITDA and Free cash flow should not be viewed as substitutes for, or superior to, net income (loss) or net cash provided by (used in) operating activities prepared in accordance with GAAP as measures of profitability or liquidity. Some of these limitations are:

•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA does not reflect changes in, or cash requirements for, Yelp’s working capital needs;
•Adjusted EBITDA does not reflect the impact of the recording or release of valuation allowances or tax payments that may represent a reduction in cash available to Yelp;
•Adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;
•Adjusted EBITDA does not take into account any income or costs that management determines are not indicative of ongoing operating performance, such as impairment charges, expenses related to acquired indemnification obligations, acquisition and integration costs and fees related to shareholder activism, or other costs that management determines are not indicative of ongoing operating performance;
•Free cash flow does not represent the total residual cash flow available for discretionary purposes because it does not reflect our contractual commitments or obligations; and
•other companies, including those in Yelp’s industry, may calculate Adjusted EBITDA and Free cash flow differently, which reduces their usefulness as comparative measures.

Because of these limitations, you should consider Adjusted EBITDA, Adjusted EBITDA margin and Free cash flow alongside other financial performance measures, including net income (loss), net cash provided by (used in) operating activities and Yelp’s other GAAP results.

The following is a reconciliation of net income to Adjusted EBITDA, as well as the calculation of net income margin and Adjusted EBITDA margin, for each of the periods indicated (in thousands, except percentages; unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Reconciliation of Net Income to Adjusted EBITDA:
Net income	$37,796	$42,220	$145,600	$132,850
Provision for income taxes	13,782	17,847	58,429	50,110
Other income, net(1)	(2,692)	(6,638)	(19,508)	(31,915)
Depreciation and amortization	12,851	11,566	50,092	40,407
Stock-based compensation	28,868	34,797	133,993	158,193
Asset impairment(2)	—	—	—	5,914
Expenses related to acquired indemnification obligation, net(2)(3)	(4,920)	—	35	—
Acquisition and integration costs(2)	—	1,266	539	1,266
Fees related to shareholder activism(2)	—	—	—	1,168
Adjusted EBITDA	$85,685	$101,058	$369,180	$357,993

Net revenue	$359,989	$361,952	$1,464,955	$1,412,064
Net income margin	10%	12%	10%	9%
Adjusted EBITDA margin	24%	28%	25%	25%
(1) Includes the release of a $3.1 million reserve related to a one-time payroll tax credit in the year ended December 31, 2024.
(2) Recorded within general and administrative expenses on our Condensed Consolidated Statements of Operations.
(3) The three months ended December 31, 2025 reflects the release of a portion of the RepairPal holdback to indemnify us for certain expenses in prior periods. The year ended December 31, 2025 reflects the released holdback amount offsetting the associated expenses.
The following is a reconciliation of net cash provided by operating activities to Free cash flow for each of the periods indicated (in thousands; unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow:
Net cash provided by operating activities	$84,482	$70,973	$372,029	$285,815
Purchases of property, equipment and software	(12,217)	(11,010)	(48,353)	(37,347)
Free cash flow	$72,265	$59,963	$323,676	$248,468

Net cash used in investing activities	$(7,677)	$(42,826)	$(45,654)	$(77,266)

Net cash used in financing activities	$(92,268)	$(70,795)	$(330,047)	$(303,802)